   As filed with the Securities and Exchange Commission on May 20, 1999
                                                      Registration No. 333-78149
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 2
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                     National Discount Brokers Group, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   22-2394480
                    (I.R.S. Employer Identification Number)

                            10 Exchange Place Centre
                         Jersey City, New Jersey 07302
                                 (201) 946-2200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                          Frank E. Lawatsch, Jr., Esq.
            Executive Vice President, Secretary and General Counsel
                     National Discount Brokers Group, Inc.
                            10 Exchange Place Centre
                         Jersey City, New Jersey 07302
                                 (201) 946-2200
                              Fax: (201) 946-4510
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                   Copies to:

      James B. Keenan, Esq.               Eduardo Vidal, Esq.           Richard C. Tilghman, Jr. Esq.
     Gibbons, Del Deo, Dolan,         Morgan, Lewis & Bockius LLP           Piper & Marbury L.L.P.
      Griffinger & Vecchione                101 Park Avenue                36 South Charles Street
       One Riverfront Plaza             New York, New York 10178          Baltimore, Maryland 21201
     Newark, New Jersey 07102                (212) 309-6000                     (410) 539-2530
          (973) 596-4500                  Fax: (212) 309-6273                Fax: (410) 539-0489
       Fax: (973) 596-0545

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with this offering. All of such amounts (except the SEC registration fee and the NASD filing fee) are estimated.

      SEC registration fee.......................................... $   43,847
      NYSE listing fee..............................................     10,465
      NASD filing fee...............................................     16,222
      Printing and engraving costs..................................    200,000
      Legal fees and expenses.......................................    475,000
      Accounting fees and expenses..................................    600,000
      Transfer Agent and Registrar fees and expenses................      3,000
      Miscellaneous.................................................     51,466
                                                                     ----------
        Total....................................................... $1,400,000
                                                                     ==========

Item 15. Indemnification of Directors and Officers.

  Our Restated Certificate of Incorporation, as amended, limits the personal liability of directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

  Section 145 of the Delaware General Corporation Law (the "DGCL") permits us to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings if the officer, director or employee acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal act or proceeding, he had no reasonable cause to believe his conduct was unlawful. Indemnification is not permitted as to any matter as to which the person is adjudged to be liable unless, and only to the extent that, the court in which such action or suit was brought upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Individuals who successfully defend such an action are entitled to indemnification against expenses reasonably incurred in connection therewith.

  We have also entered into indemnification agreements with its directors and executive officers which obligate the Company to indemnify the directors or officers for all expenses (including attorney fees) and costs, judgments, fines and settlement amounts paid or incurred by them in connection with claims, actions and proceedings in which they are parties, witnesses and subjects as a result of their activities on behalf of the Company, including, but not limited to, their activities as directors and officers of the Company and its subsidiaries. Pursuant to the agreements, the directors will be indemnified to the extent permitted under Delaware law. The agreements cover all indemnified claims and proceedings brought within ten years after the resignation of the director or executive officer from all positions held as a director, officer or otherwise on behalf of the Company. The agreements may provide indemnity to or limit liability of directors or executive officers for events that occurred prior to the date of the agreement. However, the enforceability of these retroactive provisions has not been determined under Delaware law.

Item 16. Exhibits and Financial Statement Schedules.

  (a) Exhibits

 1    Form of Underwriting Agreement
 5.1  Opinion of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a
      Professional Corporation
 23.1 Consent of Gibbons, Del Deo, Dolan, Griffinger & Vecchione, a
      Professional Corporation (Included in Exhibit 5)
 23.2 Consent of KPMG LLP
 23.3 Consent of PricewaterhouseCoopers LLP
 24   Power of Attorney (Included on Signature Page)

  (b) Financial Statement Schedules

  The following schedule is filed as part of this Registration Statement, but not included in the Prospectus:

Schedule Number      Description
---------------      -----------
       1         Condensed Financial
                 Statements of the
                 Registrant (Parent)

  All other financial statement schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of National Discount Brokers Group, Inc. or related notes thereto.

Item 17. Undertakings.

  The undersigned registrant hereby undertakes as follows:

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered by this Prospectus, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it is declared effective.

  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item

15 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jersey City, the State of New Jersey, on the 20th day of May, 1999.

                                          NATIONAL DISCOUNT BROKERS GROUP,
                                          INC.

                                          By: /s/ Arthur Kontos
                                            -------------------------
                                            Name: Arthur Kontos
                                            Title: Chief Executive Officer

                                          By: /s/ Denise S. Isaac
                                            -------------------------

                                            Name: Denise S. Isaac
                                            Title: Executive Vice President
                                                and Treasurer (Principal
                                                Accounting Officer)

                               POWERS OF ATTORNEY

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                Signature                            Title                   Date
                ---------                            -----                   ----

         /s/ James H. Lynch, Jr.*          Chairman of the Board      May 20, 1999
 ________________________________________
           (James H. Lynch, Jr.)

            /s/ Arthur Kontos*             Director and Chief         May 20, 1999
 ________________________________________  Executive Officer
              (Arthur Kontos)

         /s/ Charles Kirk Kellogg*         Director                   May 20, 1999
 ________________________________________
          (Charles Kirk Kellogg)

            /s/ Dennis Marino*             Director                   May 20, 1999
 ________________________________________
              (Dennis Marino)

            /s/ Thomas Neumann*            Director                   May 20, 1999
 ________________________________________
             (Thomas Neumann)

            /s/ John P. Duffy*             Director                   May 20, 1999
 ________________________________________
              (John P. Duffy)

            /s/ Ralph Del Deo*             Director                   May 20, 1999
 ________________________________________
              (Ralph Del Deo)

           /s/ Stephen DiLascio*           Director                   May 20, 1999
 ________________________________________
            (Stephen DiLascio)

      /s/ Frank e. Lawatsch, Jr.

*By: _________________________
        Frank E. Lawatsch, Jr.
           Attorney-in-Fact